UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

K—Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 19, 2009

To the Stockholders of

K•Swiss Inc.:

The Annual Meeting of Stockholders of K•Swiss Inc. (the “Company”) will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Tuesday, May 19, 2009 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

(1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect three directors, in each case to serve one-year terms ending at the 2010 Annual Meeting, or until their successors are elected and qualified.

(2) To adopt, approve and ratify the Company’s 2009 Stock Incentive Plan.

(3) To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2009.

(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 23, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 7, 2009

K•SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 19, 2009

GENERAL INFORMATION ON THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2009

The Proxy Statement and accompanying Annual Report to Stockholders are available at www.k-swiss.com/cgi-bin/kswiss/store/company_reports.html.

This Proxy Statement is being mailed on or about April 7, 2009 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K•Swiss Inc., a Delaware corporation (“K•Swiss” or the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which is to be held on Tuesday, May 19, 2009 at 10:00 a.m., Los Angeles time at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

The entire cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with preparing and mailing the proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s Common Stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on March 23, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. As of the Record Date, 26,800,908 shares of Class A Common Stock and 8,059,524 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the Annual Meeting. As of the Record Date, 2,421,617 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the Annual Meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company’s Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining three members of the Company’s Board of Directors. With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the outstanding shares of a class of the Company’s Common Stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (described in more detail below) are considered present for quorum purposes.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions will have no effect on Proposal One. Abstentions will have the same effect as a negative vote on Proposals Two and Three (because abstentions will be considered votes cast). With respect to Proposal Two, brokers or other nominees that are New York Stock Exchange member organizations will be prohibited from voting unless they receive specific instructions from the beneficial owner of the shares. Broker non-votes will, however, have no effect on Proposal Two.

A stockholder giving a proxy may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the Annual Meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy. The Company intends to disclose the results of the vote of the Annual Meeting by May 31, 2009.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, two (2) directors out of a total of five (5) are to be elected at the Annual Meeting by the holders of Class A Common Stock to serve one-year terms expiring at the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining three (3) directors are to be elected at the Annual Meeting by the holders of Class B Common Stock to serve one-year terms expiring at the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect Stephen Fine (who was previously elected by the holders of Class B Common Stock as a Class B director) and re-elect Mark Louie, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick and Lawrence Feldman, in all cases to serve until the 2010 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxies may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxies. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below. Our current director, Mr. David Lewin, will not be standing for re-election at the Annual Meeting. The Company is most grateful for Mr. Lewin’s valuable service to the Company.

Nominees for Election by Class A Common Stockholders at the 2009 Annual Meeting

Name	Age at December 31, 2008	Position with Company	Director Since
Stephen Fine	60	Director	2000	(1)
Mark Louie	52	Director	2003

Nominees for Election by Class B Common Stockholders at the 2009 Annual Meeting

Name	Age at December 31, 2008	Position with Company	Director Since
Steven Nichols	66	Chairman of the Board, Chief Executive Officer and President	1987
George Powlick	64	Vice President—Finance, Chief Administrative Officer, Chief Financial Officer, Secretary and Director	1990
Lawrence Feldman	66	Director	1987

(1)	Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

Steven Nichols has been President, Chief Executive Officer and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice President—Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children’s shoes in the United States. From 1962 through 1979, Mr. Nichols was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

George Powlick, Vice President—Finance, Chief Financial Officer and Secretary of the Company since January 1988, Director of the Company since 1990, Chief Operating Officer of the Company from September 2004 until January 2009, and Chief Administrative Officer since January 2009 joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton LLP from 1975 to 1987.

Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice President of Loom & Weave, LLC, a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, Mr. Feldman was Vice President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation, a supplier of plastics products used in flooring and industrial applications, since 1985. From 1982 to 1985, Mr. Fine served as Executive Vice President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine was a Director of Maxwell Shoe Company Inc., a manufacturer of women’s casual and dress footwear from April 1994 to July 2004.

Mark Louie, a Director of the Company, is a Managing Director of C. M. Capital Corporation, an Advisor to a Hong Kong based family with investments in the U.S. and throughout the world since April 2006. In connection with this position, Mr. Louie is a general partner of the Mingly China Growth Fund, LP, a Cayman Islands exempted limited partnership and a director of the Govtor Mingly Growth Venture Capital Company Ltd., both of which invest in primarily private companies in the Greater China Area. From December 2004 to April 2006, Mr. Louie was a Senior Vice President—Business Development and Strategy for C. M. Capital

Corporation. Beginning February 2000, Mr. Louie has been a Managing Member and Chief Financial Officer of TechFund Europe Management, LLC and affiliated entities (“TechFund”), an early stage venture capital investor. Beginning February 2004, Mr. Louie has provided financial consulting services to various businesses and companies, affiliated with or independent of C. M. Capital Corporation or TechFund. Mr. Louie is also a member of the Advisory Board Legato Capital Management, an investment management firm. From 1983 to 2000, Mr. Louie was a Vice President in the Investment Banking Division of Goldman Sachs Group, Inc.

Independence of the Board of Directors

The Board of Directors has determined that a majority of the Board of Directors, as currently constituted and proposed to be constituted immediately following the Annual Meeting, are “independent” in accordance with the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors.

The Board of Directors has adopted the following independence standards which comply with the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market. Under these standards of independence, an independent director is one who does not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years been, employed by the Company or any of its subsidiaries;

•

has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than the following:

(i)	compensation for service on the Board of Directors or any committee of the Board of Directors;

(ii)	payment arising solely from investment in the Company’s securities;

(iii)	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•

is not, and whose immediate family member is not, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of the Company’s executive officers served on the compensation committee of such entity; and

•

is not, and whose immediate family member is not, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

Additionally, members of the Audit Committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

The Board of Directors has determined that Messrs. Lawrence Feldman, Stephen Fine and Mark Louie are “independent” under these standards, and that Mr. David Lewin, who will not be standing for re-election at the Annual Meeting, is also “independent” under these standards.

Stock Ownership and Corporate Governance Guidelines

Pursuant to a recommendation of the Corporate Governance and Nominating Committee in 2005, the full Board of Directors adopted a non-binding stock ownership guideline for directors, recommending that each director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for the year ended December 31, 2010. The Board of Directors encourages each director to meet such guideline within the noted timeframe. Prior to accepting any other assignment on the board of directors of a for-profit entity, members of the Board of Directors must seek and receive prior approval from the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee continues to review and evaluate potential enhancements to the Company’s corporate governance philosophy and structure, including the adoption of corporate governance guidelines.

Meetings of the Board of Directors and Committees

The Board of Directors held five formal meetings during fiscal year 2008 and took action on three matters by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and the Board Committees of which he was a member. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended the annual meeting of stockholders.

The Board of Directors has the following standing committees: the Compensation and Stock Option Committee (“Compensation Committee”), the Audit Committee and the Corporate Governance and Nominating Committee (“Governance Committee”).

Compensation and Stock Option Committee

The Compensation Committee is currently composed of Messrs. Feldman, Fine (Chairman) and Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors. This Committee met five times during fiscal year 2008 and took action on one matter by unanimous written consent.

The Compensation Committee’s purpose is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and produce the annual report on executive compensation for inclusion in the Company’s proxy statement. The duties and responsibilities of the Compensation Committee, which are set forth in detail in its charter, include, among other duties, the responsibility to:

•

administer and make recommendations to the Board of Directors with respect to the Company’s incentive-based compensation and equity-based compensation plans, including the directors’ compensation plans;

•

review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•	oversee the Company’s overall compensation structure, policies and programs with respect to the executive officers (other than the Chief Executive Officer) disclosed in the Summary Compensation

Table in each year’s proxy statement, including this Proxy Statement, and assess whether that compensation structure establishes appropriate incentives for such executive officers; and

•	perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board of Directors or the Compensation Committee deems appropriate.

In overseeing these plans, the Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Chief Executive Officer and Chief Financial Officer are active in setting compensation packages. See discussion in “Compensation Discussion and Analysis.”

The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of director, Chief Executive Officer or senior executive compensation, and to approve the consultant’s fees and other retention terms. In fiscal year 2008, the Compensation Committee did not retain any such compensation consultants.

The Compensation Committee charter is available on K•Swiss’ website at www.k-swiss.com.

Audit Committee

The Audit Committee is currently composed of Messrs. Feldman (Chairman), Fine and Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors and also meet the requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Louie qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K in the Exchange Act. The Audit Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met seven times during fiscal year 2008.

Corporate Governance and Nominating Committee

The Governance Committee is currently composed of Messrs. Feldman (Chairman), Fine and Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent” under the Marketplace Rules of the NASDAQ Stock Market as well as the independence standards adopted by the Board of Directors. The Governance Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met once during fiscal year 2008.

Committee Membership After Annual Meeting

After the election of the Board of Directors at the Annual Meeting, the Board intends to reconstitute committee membership so that each committee will continue to be comprised solely of independent directors.

Executive Sessions of Independent Directors

During fiscal year 2008, the Company’s independent directors met regularly in executive sessions outside the presence of management and intend to do so in fiscal year 2009 as well. Such executive sessions are generally held in conjunction with each regularly scheduled meeting of the Board of Directors. The Board of Directors has not formally appointed a single director to preside as lead director of these executive sessions. Instead, various independent directors preside at such sessions from time to time depending on the nature of the topics discussed. The independent directors have discussed the issue of executive management succession planning. Communications to the independent directors may be sent to independent directors c/o Secretary, K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

Annual Evaluations and Director Education

Pursuant to the terms of their charters, each of the Compensation, Audit and Governance Committees evaluate their respective performance and assess the adequacy of their respective charters annually. Additionally, the Company’s policy is to provide an orientation process for new directors, including a review of background material on the Company, meetings with senior management and a briefing on key issues facing the Company.

Communications with the Board of Directors

Any stockholder interested in communicating with members of the Board of Directors, any of its committees, the independent directors as a group or the Board of Directors as a whole, may send written communications to the Board of Directors or any of the directors to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Vote Required and Board Recommendation

The vote of a plurality of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a plurality of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the three directors to be elected by the holders of Class B Common Stock. The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL TWO

ADOPTION, APPROVAL AND RATIFICATION OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN

Overview

On March 3, 2009, the Board of Directors unanimously adopted and approved the Company’s 2009 Stock Incentive Plan (“2009 Plan”), and is submitting the 2009 Plan to stockholders for their adoption, approval and ratification at the Annual Meeting. The Board of Directors believes the Company’s interests are best advanced by stimulating the efforts of employees, officers, nonemployee directors and service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The 2009 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units (“Awards”), any of which may be performance-based, and for incentive bonuses. Because no awards may be granted under the terms of the 1999 Stock Incentive Plan after April 12, 2009, the Board of Directors has adopted and approved the 2009 Plan to permit the Company to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to the Company.

Why You Should Vote For the 2009 Plan

The Board of Directors recommends that the Company’s stockholders approve the 2009 Plan because it believes the Company’s ability to grant equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, nonemployee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interest of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2009 Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2009 Plan, each of these aspects is discussed below, and stockholder approval of the 2009 Plan will be deemed to constitute approval of each of these aspects of the 2009 Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the 2009 Plan are qualified in their entirety by reference to the complete statement of the 2009 Plan, which is set forth in Appendix A to this Proxy Statement. Any capitalized terms not defined in this section shall have meanings given to them in the 2009 Plan. The 2009 Plan is intended to qualify under Rule 16b-3 of the Exchange Act. If any of the terms or provisions of the 2009 Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements.

Administration

The 2009 Plan will be administered by the Compensation Committee or the Board of Directors itself (“Administrator”). The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the 2009 Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the 2009 Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents. Subject to the express provisions of the 2009 Plan, the Administrator will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2009 Plan.

Participants

Any person who is a current or prospective officer or employee of the Company or of any subsidiary will be eligible for selection by the Administrator for the grant of Awards under the 2009 Plan. In addition, nonemployee directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of Awards under the 2009 Plan. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 580 employees, 4 nonemployee directors and 10 other service providers currently qualify to participate in the 2009 Plan.

Shares Subject to the Plan and to Awards

The aggregate number of the Company’s Class A Common Stock (“Shares”) issuable pursuant to the 2009 Plan may not exceed 3,000,000, subject to adjustment upon a change in the Company’s capitalization. The aggregate number of Shares issued under the 2009 Plan at any time will equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under the 2009 Plan at any time will not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement of an Award. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award will be available for Awards under the 2009 Plan.

The aggregate number of Shares and ISOs subject to Awards granted under the 2009 Plan during any calendar year to any one participant may not exceed 1,200,000 and 3,000,000, respectively, subject in each case to possible adjustment upon a change in the Company’s capitalization. The maximum cash amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the 2009 Plan that is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code may not exceed $2,000,000.

Option Awards

The Administrator will establish the exercise price per share under each option; provided that the exercise price per share of any ISO or any other option that is intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code may not be less than the fair market value of a Share on the date the option is granted. Other than in connection with a change in the Company’s capitalization, the exercise price of an option may not be reduced without stockholder approval. The Administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the 2009 Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Special vesting, expiration and acceleration provisions are applicable to options granted to nonemployees directors, as set forth in the 2009 Plan.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the Shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other Awards granted under the 2009 Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2009 Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate.

Restricted Stock and Restricted Stock Units

Restricted stock is an Award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted stock units are Awards denominated in units of Shares under which the issuance of Shares is subject to conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Participants holding shares of restricted stock granted under the 2009 Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying restricted stock units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Administrator. The Administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations.

Deferral of Gains

The Administrator may, in an Award agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus.

Qualifying Performance Criteria

The Administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria (as defined below) or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award may be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion may determine.

For purposes of the 2009 Plan, the term “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) product cost reduction through advanced technology, (xxiv) brand recognition/acceptance, (xxv) product ship targets, (xxvi) cost reductions, (xxvii) customer service and/or customer satisfaction or (xxviii) the sales of assets or subsidiaries.

To the extent consistent with Section 162(m) of the Code, the Administrator (i) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by Accounting Principles Board Opinion No. 30, “Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the 2009 Plan or any other compensation arrangement maintained by the Company.

Settlement of Awards

Awards may be settled in Shares, cash or a combination thereof, as determined by the Administrator.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the 2009 Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under the 2009 Plan, except no such amendment may, without the approval of the stockholders of the Company (other than in respect to a change in the Company’s capitalization): increase the maximum number of Shares for which Awards may be granted under the 2009 Plan; reduce the exercise price of outstanding options; extend the term of the 2009 Plan; change the class of persons eligible to be participants; otherwise amend the 2009 Plan in any manner requiring stockholder approval by law or under the NASDAQ Stock Market listing requirements; or increase the individual maximum limits set forth in the 2009 Plan.

No amendment or alteration to the 2009 Plan or an Award or Award agreement may be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the 2009 Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Change in Control

Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control (as defined in the 2009 Plan), the Administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, upon termination of the participant’s employment following a change in control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control, and subject to certain provisions specific to option awards to nonemployee directors, the Administrator may provide that any or all of the following will occur in connection with a change in control: (i) the substitution for the Shares subject to any outstanding Award, stock or other securities of the surviving corporation or any successor corporation to the Company, in which event the aggregate purchase or exercise price, if any, of such Award will remain the same, (ii) the conversion of any outstanding Award into a right to receive cash or other property upon or following the consummation of the change in control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, and/or (iii) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the change in control.

Adjustments

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property (other than regular, cash dividends)), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits provided in the 2009 Plan may be increased or decreased proportionately, and the Shares then subject to each Award may be increased or decreased proportionately without any change in the aggregate purchase price of those Shares. In the event the Shares will be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, then the authorization limits provided in the 2009 Plan may be adjusted proportionately, and an equitable adjustment may be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs.

Transferability

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the 2009 Plan or an Award agreement will interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any participant’s employment, service on the Board of Directors or service for the Company at any time or for any reason not prohibited by law, nor will the 2009 Plan or an Award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under the 2009 Plan will constitute an employment contract with the Company, any subsidiary and/or its affiliates.

Compliance with Law

The 2009 Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company will, in its sole discretion, determine to be necessary or advisable.

Effective Date and Termination of the 2009 Plan

The 2009 Plan will become effective on April 12, 2009 (the “Effective Date”), subject to approval by the Company’s stockholders. The 2009 Plan will remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the 2009 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by 2009 Plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m)

For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based” compensation. The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as “performance-based” compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as “performance-based” compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the 2009 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2008 under the Company’s 1999 Stock Incentive Plan to the Company’s named executive officers can be found in the table under the heading “Fiscal Year 2008 Grants of Plan Based Awards” on page 27 of this Proxy Statement.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required for the adoption, approval and ratification of the Company’s 2009 Stock Incentive Plan. The Board of Directors unanimously recommends a vote “FOR” the adoption, approval and ratification of the Company’s 2009 Stock Incentive Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of the Company’s independent auditors is approved annually by the Audit Committee of the Board of Directors. Grant Thornton LLP has been selected as the Company’s independent auditors by the Audit Committee for fiscal year 2009. In making this appointment, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year.

Grant Thornton LLP was the Company’s independent auditors for fiscal year 2008. During fiscal year 2008, the Company also engaged Grant Thornton LLP to render certain non-audit professional services involving general consultations, as further described below.

Each professional service performed by Grant Thornton LLP during fiscal year 2008 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the Securities and Exchange Commission. Representatives of Grant Thornton LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Grant Thornton LLP. Specifically, the Audit Committee has pre-approved the use of Grant Thornton LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain international corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Grant Thornton LLP. These limits and amounts are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee has designated the Company’s Corporate Controller to monitor the performance of all services provided by the independent auditors, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures and to report to the Audit Committee on a periodic basis on the results of its monitoring. All audit, audit-related, tax and other non-audit services described below were pre-approved pursuant to this policy.

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s financial statements for the year ended December 31, 2008. The following table sets forth fees for services Grant Thornton LLP provided during the years ended December 31, 2008 and 2007:

	2008	2007
Audit fees(1)	$1,039,400	$953,800
Audit-related fees(2)	10,600	9,300
Tax fees(3)	16,000	15,800
All other fees(4)	—	—

Total	$1,066,000	$978,900

(1)	Represents fees for audit services, including fees associated with the annual audit (which included the audit of the Company’s implementation of the SAP information management software for the years ended December 31, 2008 and 2007 and the acquisition accounting of Palladium for the year ended December 31, 2008), the reviews of the Company’s quarterly financial statements, statutory audits required internationally and Sarbanes-Oxley internal control attestation.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor that are not included in Audit fees.

(3)	Represents fees for tax compliance.

(4)	Represents fees for all other services.

The Audit Committee has selected Grant Thornton LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2009, and the Audit Committee recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed each professional service described above, has considered the possible effect of such service on the independence of the firm, and has determined that such services have not affected Grant Thornton LLP’s independence. Notwithstanding this selection, the Audit Committee of the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes such a change would be in the best interest of the Company and its stockholders. If there is a negative vote on ratification, the Audit Committee will reconsider its selection.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the nomination, the Audit Committee will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of March 23, 2009 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director and director nominee of the Company, (iii) each of the named executive officers (as defined in the “Fiscal Years 2006, 2007 and 2008 Summary Compensation Table” included in the “Compensation Discussion and Analysis” section below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

	Class A			Class B
Name or Identity of Group and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors, nominees and named executive officers:
Steven Nichols	18,127	(4)	0.1%	7,472,162	(5)	92.7%
George Powlick	151,136	(6)	0.6	—		—
Lawrence Feldman	9,227	(7)	0.0	391,132	(8)	4.9
Stephen Fine	11,667	(9)	0.0	—		—
David Lewin	6,902	(10)	0.0	—		—
Mark Louie	11,167	(11)	0.0	—		—
David Nichols	310,499	(12)	1.1	63,240	(13)	0.8
Kimberly Scully	14,000	(14)	0.1	—		—
Brian Sullivan	63,400	(15)	0.2	—		—
All Directors and Officers as a Group (11 persons)	634,125		2.3	7,926,534		98.3
Other Principal Stockholders:
Nichols Family Trust	200	(16)	0.0	7,408,930	(16)	91.9
Third Avenue Management LLC	4,681,412	(17)	17.5	—		—
622 Third Avenue New York, NY 10017
Met Investor Advisory, LLC & Met Investors Series Trust	3,044,437	(18)	11.4	—		—
5 Park Plaza, Suite 1900 Irvine, CA 92614
FMR LLC	2,755,406	(19)	10.3	—		—
82 Devonshire Street Boston, MA 02109
Franklin Resources	2,218,750	(20)	8.3	—		—
1 Franklin Parkway San Mateo, CA 94403
Royce & Associates, LLC	2,113,225	(21)	7.9	—		—
1414 Avenue of the Americas New York, NY 10019
Buckhead Capital Management LLC	1,780,758	(22)	6.6	—		—
3330 Cumberland Boulevard, Suite 650 Atlanta, GA 30339

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)	If shares of Class B Common Stock are owned by the named person or group, the number of shares reflected in this column excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

(3)	Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (26,800,908) and on the total number of shares of Class B Common Stock outstanding (8,059,524) as of March 23, 2009, respectively, plus, where applicable, shares issuable to the person or entity being reported upon exercise of options within sixty days after March 23, 2009. Percentages do not include 2,421,617 shares of Class A Common Stock held by the Company as treasury shares as of March 23, 2009.

(4)	Consists of 200 shares of Class A Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee, 1,427 shares of Class A Common Stock, which are held by a charitable foundation, of which Steven Nichols is a co-trustee and options to acquire 16,500 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009. Steven Nichols in his capacity as co-trustee of the Nichols Family Trust and the charitable foundation, exercises sole power to vote and dispose of shares held by the Nichols Family Trust and the charitable foundation. The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

(5)	Consists of 63,232 shares of Class B Common Stock, which are held by a trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,408,930 shares of Class B Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee. Steven Nichols in his capacity as co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. The shares held by the Nichols Family Trust are also shown as beneficially owned by the Nichols Family Trust.

(6)	Includes options to acquire 150,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(7)	Includes options to acquire 6,667 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(8)	Consists of 243,504 shares of Class B Common Stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are co-trustees, and 147,628 shares of Class B Common Stock, which are held by a trust, of which Lawrence Feldman and his wife are co-trustees, for the benefit of an unrelated individual. As co-trustees of these trusts, Lawrence Feldman and his wife share voting and investment power with respect to the securities held by the trusts.

(9)	Includes options to acquire 6,667 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(10)	Includes options to acquire 6,667 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(11)	Includes options to acquire 6,667 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009. Some or all of the shares of Class A Common Stock held by Mr. Louie may be included in a margin account.

(12)	Consists of options to acquire 310,499 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(13)	Such shares are held by a trust, of which David Nichols is the trustee, for the benefit of a related individual. As trustee of the trust, David Nichols has sole voting and investment power with respect to the securities held by the trust.

(14)	Consists of options to acquire 14,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(15)	Includes options to acquire 42,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 23, 2009.

(16)	Steven Nichols as co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares are also shown as beneficially owned by Mr. Nichols.

(17)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.

(18)	Based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.

(19)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 17, 2009.

(20)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 6, 2009.

(21)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 26, 2009.

(22)	Based solely upon information contained in a Schedule 13G, filed with the Securities and Exchange Commission on February 18, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy

The Company operates in an industry that is highly competitive. There are several footwear marketers, including companies that are larger and have substantially greater resources (financial and otherwise) than the Company, with whom the Company competes for executive talent. The personnel the Company strives to attract, retain and motivate are often in high demand among these footwear companies and other branded consumer goods companies, and have competing employment opportunities. As a result, the Company must offer attractive compensation packages to new employees as well as offer incentives to motivate and retain existing employees.

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate executive management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests. Other elements of executive compensation include paying insurance premiums and certain limited perquisites.

The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s named executive officers, which include the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company. These five individuals are listed in the Summary Compensation Table on page 25 of this Proxy Statement. The Compensation Committee administers the Company’s incentive-based compensation and equity-based compensation plans, reviews and approves corporate goals and objectives relevant to the Company’s compensation of the Chief Executive Officer and the other named executive officers, evaluates their performance in light of these goals and objectives, and sets their compensation levels and the size and vesting period of stock-based awards based on this evaluation.

The Compensation Committee is also responsible for approving stock option and other stock incentive awards, reviewing and approving the design of other benefit plans and reviewing and recommending employment and severance agreements, including change-in-control provisions, plans or agreements for all executive officers.

In light of the current economic situation and the Company’s most recent business forecast, in February 2009, the Company curtailed its annual salary adjustment and limited payment of bonuses for all employees.

Base Salary

The salaries of the Company’s named executive officers were established at the outset of each named executive officers’ employment with the Company by considering the salaries of similar executives of comparably-sized companies both within and outside the industry in which the Company operated at that time. This market information regarding salaries generally has been provided to the Company on a case-by-case basis by executive search firms that the Company retains when hiring new executive officers; the last such review took place in 2003. Moreover, the search firms may make specific recommendations as to salary level for a particular executive being recruited based on the search firm’s experience and knowledge of the market. The Compensation Committee does not benchmark salaries on an annual basis.

In August 2004, the Board of Directors approved a five year employment agreement with Mr. S. Nichols, commencing January 1, 2006 and ending December 31, 2010 (the “Employment Agreement”). Under the

Employment Agreement, Mr. S. Nichols received an annual salary of approximately $915,000 during fiscal year 2006 and receives annual cost of living increases each subsequent year thereafter. Mr. S. Nichols’ fiscal year 2008 salary increased approximately 2% over his fiscal year 2007 salary, attributed solely to his contractual cost of living increase. The base salary of the Chief Financial Officer is reviewed annually by the Chief Executive Officer, while base salaries of the other named executive officers are reviewed annually by the Chief Executive Officer and Chief Financial Officer. While increases to base salaries may be approved on the basis of, among other attributes, the individual’s past performance and future potential, in general, increases made to base salaries are a cost of living increase. In fiscal year 2008, the salaries of all the named executive officers other than Mr. S. Nichols (who is discussed separately above), increased by approximately 2% due to a cost of living increase. The reason for limiting increases in base salaries to cost of living adjustments is to emphasize incentive-based compensation over base salaries to continually motivate its named executive officers. In addition to the cost of living increase, Ms. Scully had a salary increase of 2.7% due to past performance and future potential and Mr. D. Nichols had a salary increase of 22.0% as a result of new job responsibilities.

Bonuses

From time to time, special discretionary cash bonuses may be made to named executive officers based on a number of different factors, however, as discussed above, the Company generally relies on incentive-based compensation to motivate its named executive officers. For fiscal year 2008, the Chief Executive Officer and Chief Financial Officer considered the overall contributions of Mr. Sullivan and Ms. Scully to the Company, based on a number of subjective factors and approved discretionary bonuses for them in certain amounts that the Chief Executive Officer and Chief Financial Officer determined were appropriate given each of their positions and job responsibilities. These bonuses are shown in the Summary Compensation Table on page 25 of this Proxy Statement.

EVA Incentive Program

The Company maintains an Economic Value Added (“EVA”) Incentive Program, which rewards participants for increases in Economic Profit generated from one year to the next. Economic Profit is the Company’s net operating profit after taxes minus a charge for operating capital. Participants in the EVA Incentive Program are individuals who influence the Company’s strategic direction, long-term growth and profitability. With the exception of Ms. Scully, whose position makes her ineligible to participate in the EVA Incentive Program, all other named executive officers participate in the EVA Incentive Program. The objectives of the EVA Incentive Program are:

•	To link the creation of stockholder value with individual and group goals;

•	To recognize and reward individual performances based on absolute and relative contributions; and

•	To provide an award opportunity as part of a competitive total compensation program to enable the Company to attract, retain and motivate its named executive officers.

The Compensation Committee believes that Economic Profit represents a key financial indicator of stockholder value and is an appropriate measure of the Company’s financial performance as it recognizes and motivates individual performance and promotes long-term strategic planning for the Company’s future. The EVA Incentive Program is a formula driven incentive plan that is based on two factors which have been approved by the Compensation Committee:

(1)	A Target Bonus, which is a percentage of the named executive officer’s base salary (the percentages for the participating named executive officers are as follows: Steven Nichols—60%, David Nichols—40%, George Powlick—50% and Brian Sullivan—30%. The Target Bonus percentage for each named executive officer was determined by the Compensation Committee based upon a number of factors, including each named executive officer’s position, job responsibilities and ability to impact the Company’s performance. The Target Bonus amounts for fiscal year 2008 are set forth on page 27 of this Proxy Statement); and

(2)	A Financial Performance Factor, that corresponds to increases or decreases in Economic Profit; this financial performance factor can be positive or negative and determines whether and to what extent each named executive officer will receive their Target Bonus. The Financial Performance Factor is based on the following two criteria:

a.	EVA Improvement—is the measure used to determine a return on investment. It is the difference between the prior year’s Economic Profit and the current year’s Economic Profit minus the EVA Improvement Target for the year (for fiscal year 2008, the EVA Improvement Target for Messrs. S. Nichols, D. Nichols and Powlick was $2,500,000 and for Mr. Sullivan was $1,500,000); and

b.	EVA Interval—establishes the extent to which the participant will be rewarded or penalized if actual performance is better or worse (for fiscal year 2008, the EVA Interval for Messrs. S. Nichols, D. Nichols, Powlick and Sullivan was $4,000,000).

The EVA Interval is divided into the Excess (Deficit) EVA Improvement, which is the Performance Multiple. The Performance Multiple plus one (1) is the Financial Performance Factor.

The Target Bonus multiplied by the Financial Performance Factor determines the Bonus Declaration. Each year, the Bonus Declaration, which may be positive or negative, is placed in a notional account called the EVA Bank from which the EVA Award is made to the named executive officers. The EVA Bank:

•	Links cumulative pay to cumulative performance by reserving a portion of negative or exceptionally positive Bonus Declarations;

•	Consistently extends the named executive officer’s time horizon forward when making business decisions; and

•	Counterbalances the ups and downs of the business cycle.

The annual EVA Award payment to each participant is equal to the participant’s EVA Bank balance, if the EVA Bank balance is less than or equal to the participants Target Bonus. If the EVA Bank balance is greater than the Target Bonus, the bonus payment will equal the Target Bonus plus one third of any excess EVA Bank balance after the payment of the Target Bonus, limited to an additional amount equal to one times the Target Bonus. Therefore, the maximum bonus payment in any given year to any participant is limited to two times their Target Bonus. In addition, a participant may not be paid more than $2,000,000 under the EVA Incentive Program in any given year. Any remaining EVA Bank balances are carried forward to the next year and are subject to forfeiture if the named executive officer leaves the Company or reduction if there are decreases in subsequent years’ Economic Profit. The EVA Incentive Program is designed so that amounts paid under it qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. In December 2004, an outside consultant reviewed the EVA Improvement Target and EVA Interval factors and recommended to the Compensation Committee adjustments to these factors based on the Company’s financial statements, financial projections and stock price. The Compensation Committee approved these recommendations for the EVA Incentive Plan starting in 2005. Adjustments to the EVA Improvement Target and EVA Interval may be made from time to time as determined appropriate by the Compensation Committee. To date, the EVA Improvement Target and EVA Interval have not been adjusted from the levels set in 2005.

For fiscal years 2008 and 2007, each participating named executive officer’s Bonus Declaration was negative and the EVA Bank balances for each named executive officer was zero at December 31, 2008 and 2007, respectively, therefore each participating named executive officer did not receive a 2008 or 2007 EVA Award.

Stock Incentive Plan

The Compensation Committee approves grants of all stock options to named executive officers based to a lesser extent upon a subjective evaluation of their past individual contribution to the Company in relation to their job responsibilities and to a greater extent a subjective evaluation of their future ability to influence the

Company’s long-term growth and profitability. Stock option grants are not automatically granted every year. They are granted when the Compensation Committee believes they have greater potential to positively impact employee retention. When making grant decisions, the number of stock options already held by a named executive officer is considered. The primary purposes of this component of compensation is alignment of recipient interests to stockholder interests and retention of key employees. The Compensation Committee makes the determination of the appropriate grant size with respect to the Chief Executive Officer and Chief Financial Officer. To assist the Compensation Committee in its determination, the Chief Executive Officer and the Chief Financial Officer make recommendations as to the appropriate grant size for the other named executive officers. The grant size is determined, in each case, by reference to the named executive officer’s position, job responsibilities and ability to impact the Company’s performance. Options are granted at current market values (NASDAQ’s closing price of the Company’s Class A Common Stock on the date of grant) and generally vest over a three to five-year period or longer after the date of option grant. The Compensation Committee may make exceptions to its general practice with respect to the pricing and vesting of stock option grants in special cases, for example, as a means to incentivize new hires to join the Company. In fiscal year 2008, a review of total compensation for the named executive officers was performed and the Compensation Committee determined, based on the factors discussed above, to issue new stock options to named executive officers.

On March 4, 2008, the Board of Directors acted to amend certain outstanding options to purchase shares of the Company’s Class A Common Stock (the “Eligible Options”) issued under the Company’s 1999 Stock Incentive Plan held by eligible participants (including Ms. Scully and Mr. Sullivan), to reduce the exercise price of such Eligible Options to $14.19 per share, the closing price of the Company’s common stock on March 4, 2008 (the “repricing”). And, on May 20, 2008, the Company’s stockholders approved the repricing. After careful consideration, the Board of Directors determined that it would be in the best interest of the Company and the Company’s stockholders to implement the repricing. Given the competitive market for top talent, the Board of Directors believed that it was critical to the future success of the Company to revitalize the incentive value of its stock option program to retain, motivate and reward employees. The repricing resulted in no change in the number of shares of common stock subject to each repriced Eligible Option and no change in the term or other provisions governing such Eligible Options.

401(k) and Profit Sharing Plan

The 401(k) and Profit Sharing Plan (the “Plan”) is a tax-qualified defined contribution plan in which all U.S.-based personnel meeting certain age and length of employment criteria are eligible to participate. Under the 401(k) portion of the Plan, the Company makes non-discretionary matching contributions in an amount equal to 33.33% of the employee contribution, subject to a maximum of $250 of eligible compensation contributed to the Plan. Under the Profit Sharing portion of the Plan, the Company may make annual discretionary profit sharing contributions in an amount determined by the Board of Directors. The named executive officers participate in the Plan and receive matching 401(k) and profit sharing contributions thereunder to the same extent as other U.S.-based personnel of the Company.

Non-Qualified Deferred Compensation

In 1997, the Company established a Deferred Compensation Plan that accepted deferrals of salaries and/or bonuses for certain named executive officers for fiscal years 1998 through 2000. Irrevocable elections relating to the deferral amounts and distribution dates were made by each participant before the beginning of each plan year. No deferrals have been accepted since the 2000 plan year and the Deferred Compensation Plan is closed to future deferrals. Amounts in the account balances of the named executive officers are shown in the Non-Qualified Deferred Compensation Table on page 30 of this Proxy Statement.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with perquisites and other personal benefits that the Compensation Committee determines are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of other personal benefits provided to named executive officers.

Certain named executive officers are provided either use of a Company automobile or a car allowance. Certain named executive officers have certain insurance premiums fully paid by the Company and participate in a Medical Expense Reimbursement plan. The perquisites provided to the named executive officers during fiscal years 2006, 2007 and 2008 are shown in the Summary Compensation Table on page 25 of this Proxy Statement.

Termination Arrangements

The Company has no agreements with its named executive officers that require payments to be made upon a change-in-control of the Company, and, with the exception of the Employment Agreement, the Company has no agreements or other arrangements with its named executive officers that require payments to be made upon a termination of the named executive officer for any reason. The termination payments available to Mr. S. Nichols upon certain termination events are disclosed in the Termination Payments discussion on page 31 of this Proxy Statement.

Tax Implications

The Compensation Committee intends to design the Company’s compensation programs to conform with Section 162(m) of the Internal Revenue Code and related regulations so that total compensation paid to its named executive officers will not exceed $1,000,000 in any one year, except for compensation payments that qualify as “performance-based.” However, the Company may pay compensation which is not deductible in limited circumstances when the Compensation Committee or the Board of Directors determines it is in the best interests of the Company to do so. There were no such payments in fiscal year 2008.

FISCAL YEARS 2006, 2007 AND 2008 SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during the years ended December 31, 2006, 2007 and 2008 to the individuals set forth below, who are referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Steven Nichols	2008	$961,299	$—	$123,941	$—	$67,699	$45,863	$1,198,802
President and Chief Executive Officer	2007	942,450	—	77,130	—	57,913	40,200	1,117,693
	2006	915,083	—	77,119	860,032	79,024	52,416	1,983,674
David Nichols	2008	278,216	—	533,448	—	—	7,306	818,970
Executive Vice President	2007	224,331	—	65,735	—	—	18,243	308,309
	2006	217,797	33,400	105,125	88,695	—	24,906	469,923
George Powlick	2008	312,947	—	384,428	—	51,346	8,657	757,378
Vice President—Finance, Chief Financial Officer, Chief Administrative Officer and Secretary	2007	306,567	—	142,594	—	44,760	20,126	514,047
	2006	300,217	—	166,363	241,093	53,438	28,155	789,266

Kimberly Scully	2008	163,421	57,900	54,124	—	—	694	276,139
Corporate Controller	2007	156,105	55,649	35,214	—	—	11,485	258,453
	2006	147,769	41,133	40,705	—	—	16,668	246,275
Brian Sullivan	2008	207,232	25,904	95,471	—	7,833	16,502	352,942
Vice President—National Accounts	2007	203,007	25,376	12,822	—	6,828	27,685	275,718
	2006	197,095	33,400	17,549	118,257	10,338	35,306	411,945

(1)	Represents discretionary bonus paid during the years ended December 31, 2008, 2007 and 2006.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006 in accordance with SFAS No. 123 (Revised 2004), which is discussed in the Company’s Annual Report on Form 10-K filed on March 5, 2009. The relevant assumptions used in this valuation are based on the following:

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
February 21 and August 3, 2000	7	60.0%	5.9%	0.3%
March 28, July 9, August 1 and October 10, 2001	8	58.9	4.9	0.2
February 13 and July 25, 2002	6	58.7	3.8	0.2
July 25, 2002	7	58.7	3.8	0.2
January 9, 2003	7	58.3	3.4	0.2
January 9, 2003	8	57.1	3.6	0.2
March 20, 2003	6	59.7	3.1	0.2
March 20, 2003	7	58.3	3.4	0.2
April 3, 2003	7	57.6	3.0	0.1
July 25 and August 12, 2003	7	57.1	3.4	0.2
October 22, 2003	8	56.2	3.8	0.4
May 6, 2004	8	55.6	4.4	0.5
May 6, 2004	9	55.1	4.4	0.5
August 2, 2004	10	54.1	4.1	0.5

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
September 27, 2004	6	58.3	3.6	0.5
October 26, 2004	10	54.0	4.2	0.4
March 4, 2008	7	38.8	2.8	1.2
March 4, 2008	8	41.4	3.0	1.2
March 4, 2008	9	49.1	3.3	1.2
March 4, 2008 (a)	4	35.9	2.2	1.2
March 4, 2008 (a)	5	35.7	2.2	1.2
March 4, 2008 (a)	6	37.0	2.5	1.2
March 4, 2008 (a)	6	37.6	2.8	1.2
December 24, 2008 (a)	1	64.5	0.2	1.5
December 24, 2008 (a)	2	56.3	0.7	1.5
December 24, 2008 (a)	2	51.2	0.9	1.5
December 24, 2008 (a)	3	47.3	1.0	1.5
December 24, 2008 (a)	3	45.3	1.1	1.5
December 24, 2008 (a)	4	43.5	1.3	1.5
December 24, 2008 (a)	4	42.2	1.3	1.5
December 24, 2008 (a)	5	42.1	1.5	1.5
December 24, 2008 (a)	5	41.3	1.5	1.5
December 24, 2008 (a)	6	41.3	1.7	1.5
December 24, 2008 (a)	7	41.8	1.8	1.5
December 24, 2008 (a)	8	43.6	2.0	1.5

(a)	Option exercise prices were reduced to $14.19 as a result of the March 4, 2008 repricing. All option exercise prices were then reduced by $2.00 under the terms of the anti-dilution provisions of the Company’s 1999 Stock Incentive Plan, as a result of the $2.00 special cash dividend paid to stockholders on December 24, 2008.

(3)	Represents the EVA Award, which was approved by the Board of Directors and paid out of the participating named executive officers’ positive EVA bank balances, despite a negative Bonus Declaration for fiscal year 2006. There were no payments of EVA Awards in fiscal year 2007 or 2008 to the participating named executive officers. The balances in the EVA Bank accounts at the end of 2007 and 2008 were zero for all of the participating named executive officers.

(4)	Represents above-market interest earned on deferred compensation. The interest rate earned on deferred compensation is discretionary and is determined by Mr. S. Nichols and was 9% for Messrs. Powlick and Sullivan and was 8% for Mr. S. Nichols for fiscal years 2008, 2007 and 2006.

(5)	All other compensation consists of the following:

Name	Year	Profit Sharing Contribution ($)	401(k) Matching Contri- bution ($)	Medical Insurance Premiums ($)	Medical Expense Reimbursement ($)	Term Life and Disability Insurance Premiums ($)	Company- Provided Automobile or Automobile Allowance ($)	Total All Other Compen- sation ($)
Steven Nichols	2008	$459	$250	$14,329	$5,500	$22,188	$3,137	$45,863
	2007	11,985	250	13,914	5,500	4,675	3,876	40,200
	2006	19,711	250	13,314	5,500	9,350	4,291	52,416
David Nichols	2008	459	250	6,597	—	—	—	7,306
	2007	11,985	250	6,008	—	—	—	18,243
	2006	19,711	250	4,945	—	—	—	24,906
George Powlick	2008	459	250	1,312	5,500	1,136	—	8,657
	2007	11,985	250	1,255	5,500	1,136	—	20,126
	2006	19,711	250	1,558	5,500	1,136	—	28,155
Kimberly Scully	2008	444	250	—	—	—	—	694
	2007	11,235	250	—	—	—	—	11,485
	2006	16,418	250	—	—	—	—	16,668
Brian Sullivan	2008	459	250	3,393	4,000	—	8,400	16,502
	2007	11,985	250	3,050	4,000	—	8,400	27,685
	2006	19,711	250	2,945	4,000	—	8,400	35,306

FISCAL YEAR 2008 GRANTS OF PLAN BASED AWARDS

The following table sets forth information with respect to the Company’s EVA Incentive Program and equity-based awards to purchase the Company’s Class A Common Stock granted during the year ended December 31, 2008 to the named executive officers. Actual payments under the EVA Incentive Program for fiscal year 2008 were zero as shown on the Summary Compensation Table on page 25 of this Proxy Statement.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Option Awards Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Option Awards ($) (5)
			Target ($) (2)	Maximum ($) (3)
Steven Nichols(6)			$576,779	$1,153,558	—	$—	$—
	3/04/2008		—	—	40,000	12.19	189,017
David Nichols(6)			111,286	222,572	—	—	—
	3/04/2008		—	—	30,000	12.19	141,761
George Powlick(6)			156,474	312,948	—	—	—
	3/04/2008		—	—	30,000	12.19	176,630
Kimberly Scully(7)	3/04/2008		—	—	10,000	12.19	51,031
	3/04/2008	(8)	—	—	10,000	12.19	9,251
	3/04/2008	(8)	—	—	4,000	12.19	5,256
	3/04/2008	(8)	—	—	2,000	12.19	2,495
	3/04/2008	(8)	—	—	2,000	12.19	2,210
	3/04/2008	(8)	—	—	5,000	12.19	6,868
Brian Sullivan(9)			62,170	124,340	—	—	—
	3/04/2008		—	—	6,000	12.19	30,618
	3/04/2008	(8)	—	—	6,000	12.19	6,962

(1)	The information presented relates to the Company’s EVA Incentive Program discussed on pages 21 and 22 of this Proxy Statement. The EVA Incentive Program does not have a threshold, but rather, is based on a continuous scale according to which the payout can be zero. Accordingly, no threshold column is shown.

(2)	Each named executive officer has a bonus target which is a percentage of current salary (the percentages for the participating named executive officers are as follows: Messrs. S. Nichols—60%, D. Nichols—40%, Powlick—50% and Sullivan—30%).

(3)	This represents the maximum amount that can be paid out in any given year, equal to two times the Bonus Target.

(4)	All options granted during fiscal year 2008 were granted under the Company’s 1999 Stock Incentive Plan. All option exercise prices were reduced by $2.00 under the terms of the anti-dilution provisions of the Company’s 1999 Stock Incentive Plan, as a result of the $2.00 special cash dividend paid to stockholders on December 24, 2008.

(5)	For options granted in fiscal year 2008, this represents the grant date fair value of each equity award computed in accordance with SFAS No. 123 (Revised 2004). For options subject to the March 4, 2008 repricing, this represents the incremental fair value computed as of March 4, 2008, computed in accordance with SFAS No. 123 (Revised 2004).

(6)	The EVA Improvement Target is $2,500,000 and the EVA Interval is $4,000,000.

(7)	Ms. Scully does not participate in the EVA Incentive Program.

(8)	Represents options previously granted with exercise prices that were reduced to $14.19 as a result of the March 4, 2008 repricing discussed on page 23 of this Proxy Statement.

(9)	The EVA Improvement Target is $1,500,000 and the EVA Interval is $4,000,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following table sets forth information with respect to option awards, granted under the 1990 Stock Option Plan and the 1999 Stock Incentive Plan, held by the named executive officers as of December 31, 2008.

Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date (2)
Steven Nichols	8/02/2004	—	50,000	$16.18	8/02/2014	(3)
	3/04/2008	—	40,000	12.19	3/04/2018	(4)
David Nichols	3/28/2001	188,499	—	4.39	3/28/2011	(4)
	7/09/2001	100,000	—	5.05	7/09/2011	(8)
	2/13/2002	12,000	—	6.56	2/13/2012	(4)
	7/25/2002	5,000	5,000	6.93	7/25/2012	(11)
	7/25/2003	—	40,000	15.62	7/25/2013	(6)
	3/04/2008	—	30,000	12.19	3/04/2018	(4)
George Powlick	2/21/2000	30,000	—	0.53	2/21/2010	(7)
	3/28/2001	80,000	—	4.39	3/28/2011	(5)
	8/01/2001	40,000	—	6.28	8/01/2011	(6)
	7/25/2003	—	40,000	15.62	7/25/2013	(6)
	5/06/2004	—	5,000	17.26	5/06/2014	(6)
	9/27/2004	—	40,000	17.01	9/27/2014	(7)
	3/04/2008	—	30,000	12.19	3/04/2018	(9)
Kimberly Scully	3/20/2003	10,000	—	10.50	3/20/2013	(14)
	3/20/2003	—	4,000	10.50	3/20/2013	(15)
	7/25/2003	—	10,000	12.19	7/25/2013	(6)
	10/22/2003	—	4,000	12.19	10/22/2013	(16)
	5/06/2004	—	4,000	12.19	5/06/2014	(10)
	10/26/2004	—	5,000	12.19	10/26/2014	(17)
	3/04/2008	—	10,000	12.19	3/04/2018	(8)
Brian Sullivan	2/21/2000	10,000	—	0.53	2/21/2010	(4)
	2/21/2000	10,000	—	0.53	2/21/2010	(8)
	8/02/2000	12,000	—	2.50	8/03/2010	(8)
	3/28/2001	4,000	—	4.39	3/28/2011	(4)
	7/25/2002	4,000	—	6.93	7/25/2012	(13)
	1/09/2003	—	4,000	9.17	1/09/2013	(12)
	8/12/2003	2,000	4,000	12.19	8/12/2013	(9)
	3/04/2004	—	6,000	12.19	3/04/2018	(8)

(1)	The option exercise price is equal to the NASDAQ closing price of the Company’s Class A Common Stock on the grant date. However, the option exercise price of certain options were reduced as a result of the March 4, 2008 repricing to $14.19 and all option exercise prices were reduced by $2.00 on December 24, 2008 under the terms of the exercise of the anti-dilution provisions of the Company’s 1999 Stock Incentive Plan.

(2)	Options expire ten years from the date of grant. Options generally vest over a certain period of time from the date of grant, unless otherwise noted.

(3)	Options vest 33% at three and four years, and 34% at five years from January 1, 2006.

(4)	Options vest 33% at three, four and five years from grant date.

(5)	Options vest 50% at five and six years from grant date.

(6)	Options vest 100% at seven years from grant date.

(7)	Options vest 100% at five years from grant date.

(8)	Options vest 33% at four, five and six years from grant date.

(9)	Options vest 33% at five, six and seven years from grant date.

(10)	Options vest 50% at seven and eight years from grant date.

(11)	Options vest 50% at five and six years from February 1, 2003.

(12)	Options vest 100% at seven years from February 1, 2003.

(13)	Options vest 100% at four years from February 1, 2003.

(14)	Options vest 33% at three, four and five years from April 21, 2003.

(15)	Options vest 100% at six years from April 21, 2003.

(16)	Options vest 50% at six and seven years from December 1, 2003.

(17)	Options vest 100% at nine years from grant date.

FISCAL YEAR 2008 OPTION EXERCISES

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2008 by the named executive officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Steven Nichols	—	$—
David Nichols	37,900	510,011
George Powlick	97,100	939,986
Kimberly Scully	—	—
Brian Sullivan	—	—

(1)	Represents the difference between the aggregate strike price of the option and the fair market value of the Company’s Class A Common Stock purchased upon exercise, using a broker-executed trade on the open market.

FISCAL YEAR 2008 NON-QUALIFIED DEFERRED COMPENSATION

The following table reflects the activity during the year ended December 31, 2008 and the ending balances at December 31, 2008 for the Deferred Compensation Plan.

Name	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at Last Fiscal Year End ($) (3)
Steven Nichols	$286,252	$—	$3,864,399	(4)
David Nichols(7)	—	—	—
George Powlick	159,789	—	1,935,221	(5)
Kimberly Scully(7)	—	—	—
Brian Sullivan	24,377	—	295,226	(6)

(1)

Amount includes the above-market interest (see discussion on page 26 of this Proxy Statement) earned on deferred compensation, which is also disclosed in the Summary Compensation Table on page 25 of this

Proxy Statement. The interest rate earned on deferred compensation is discretionary and is determined by Mr. S. Nichols and was 9% for Messrs. Powlick and Sullivan and 8% for Mr. S. Nichols for fiscal years 2008, 2007 and 2006.

(2)	The withdrawal is based on elections made by the named executive officer at the time compensation was deferred.

(3)	All named executive officers are fully vested in their balances. All vested amounts are payable to each named executive officer upon termination from the Company at the election of the participant.

(4)	This represents amounts contributed from fiscal years 1998 through 2000 and interest earned on those contributions. If employment is terminated by death or upon retirement, payments will be made in 120 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 60 monthly installments.

(5)	This represents amounts contributed from fiscal years 1998 through 2000 and interest earned on those contributions. If employment is terminated by death, payments will be made in 60 monthly installments. If employment is terminated by retirement, payments will be made in 120 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 60 monthly installments.

(6)	This represents amounts contributed for fiscal years 1998 and 1999 and interest earned on those contributions. If employment is terminated by death or upon retirement, payments will be made in 60 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 36 monthly installments.

(7)	Mr. D. Nichols and Ms. Scully do not participate in the Deferred Compensation Plan.

TERMINATION PAYMENTS

Upon certain termination events, Mr. S. Nichols may be entitled to payments in accordance with his Employment Agreement as follows:

•

If Mr. S. Nichols’ employment is terminated by reason of his death, then the Company shall pay to his beneficiaries an amount equal to one year of Mr. S. Nichols’ current salary and an EVA Award for the year of death, and if his death occurs after June 30 in any given year prior to 2010, an EVA Award for the year immediately following the year in which he died.

•

If Mr. S. Nichols’ employment is terminated by reason of his incapacity, Mr. S. Nichols will receive an amount equal to one year of his current salary and an EVA Award in the first year of incapacity, and if his incapacity occurs after June 30 in any given year prior to 2010, an EVA Award for the year immediately following the year in which the incapacity occurred.

•

If Mr. S. Nichols’ employment is terminated for good reason (either (A) any removal of Mr. S. Nichols from his position as President, Chief Executive Officer and Chairman of the Board, except in connection with termination of Mr. S. Nichols’ employment for cause, as defined below, or (B) a reduction in Mr. S. Nichols’ salary or other willful action by the Company which is materially inconsistent with the terms of the Employment Agreement) the Company will pay to Mr. S. Nichols an amount equal to Mr. S. Nichols’ annual salary and EVA Awards that Mr. S. Nichols would have received from the termination date through December 31, 2010.

•

If Mr. S. Nichols’ employment is terminated for cause (either (A) material failure, refusal or gross neglect to perform and discharge his duties or responsibilities, willful action that is materially inconsistent with the terms of the Employment Agreement or a material breach of fiduciary duties, (B) gross and willful misconduct that is materially injurious to the Company or (C) conviction of a felony involving personal dishonesty unless such conviction is reversed in any final appeal) the Company shall pay his full salary through the termination date.

At his current salary and EVA Award level, at December 31, 2008 the termination amount would be equal to $961,299. If Mr. S. Nichols is terminated by his death or incapacity, Mr. S. Nichols would be entitled to 12 monthly payments of $80,108; if terminated for good reason, Mr. S. Nichols would be entitled to 24 monthly payments of $80,108; and if terminated for cause, Mr. S. Nichols would be entitled to a pro-rata portion of his salary until the date of termination.

As discussed on page 23 of this Proxy Statement, Messrs. S. Nichols, Powlick and Sullivan would be entitled to payments under the non-qualified deferred compensation plan, upon termination of their employment with the Company. These payments would be paid in accordance with the elections made by the participants. Mr. S. Nichols would be entitled to 120 monthly payments of $47,295 if terminated by death or retirement or 60 monthly payments of $78,726 if terminated by reasons other than death or retirement at December 31, 2008. Mr. Powlick would be entitled to 60 monthly payments of $40,360 if terminated by death or reasons other than retirement and 120 monthly payments of $24,725 if terminated by retirement at December 31, 2008. Mr. Sullivan would be entitled to 60 monthly payments of $6,157 if terminated by death or retirement or 36 monthly payments of $9,416 if terminated by reasons other than death or retirement at December 31, 2008.

FISCAL YEAR 2008 DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting nonemployee director compensation, the Company considers the amount of time that Directors spend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. The Company reviews the level of nonemployee director compensation on a periodic basis based on a number of different factors, including publicly available information describing director compensation within the footwear industry with particular focus on the industry leader, Nike. As discussed above in the section “Stock Ownership and Corporate Governance Guidelines,” it is recommend that each director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for the year ended December 31, 2010. Employee directors receive no additional compensation for their services as a director.

Remuneration of Directors

During fiscal year 2008, all nonemployee directors were paid the following for services on the Board of Directors and its committees:

	Annual Retainer	Regular Quarterly Meeting
Board of Directors	$25,000	$2,000
Audit Committee	4,000	1,000
Audit Committee Chairman	10,000	—
Compensation Committee	2,000	—
Governance Committee	3,000	—

All nonemployee directors were reimbursed for necessary expenses for attending these meetings.

Stock Option Program

Under the 1999 Stock Incentive Plan, the Company may grant stock options to nonemployee directors. On March 4, 2008, each of Messrs. Feldman, Fine, Lewin and Louie received an option grant with respect to 4,000 shares of the Company’s Class A Common Stock. These options vest 33% at three, four and five years from grant date.

FISCAL YEAR 2008 DIRECTOR COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during the year ended December 31, 2008 to each member of the Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($) (2) (7)	Total ($)
Lawrence Feldman	$56,000	(3)	$16,540	$72,540
Stephen Fine	46,000	(4)	16,540	62,540
David Lewin	38,000	(5)	16,540	54,540
Mark Louie	41,000	(6)	16,193	57,193

(1)	Messrs. S. Nichols and Powlick, both directors of the Company, have been omitted from this table since they receive no compensation for their services as directors. The compensation received by Messrs. S. Nichols and Powlick as employees of the Company is shown in the Summary Compensation Table on page 25 of this Proxy Statement.

(2)	At December 31, 2008, each Director had the following number of options outstanding: Mr. Feldman—16,000; Mr. Fine—16,000; Mr. Lewin—16,000 and Mr. Louie—16,000. For options granted in fiscal year 2008, the grant date fair value of each equity award computed in accordance with SFAS No. 123 (Revised 2004) is $18,903, for each nonemployee director.

(3)	Mr. Feldman is the Chairman of the Audit Committee and is also a member of the Compensation Committee and the Governance Committee.

(4)	Mr. Fine is the Chairman of the Compensation Committee and is also a member of the Audit Committee and the Governance Committee.

(5)	Mr. Lewin is a member of the Compensation Committee and the Governance Committee.

(6)	Mr. Louie is a member of the Audit Committee.

(7)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123 (Revised 2004), which is discussed in the Company’s Annual Report on Form 10-K filed on March 5, 2009. The relevant assumptions used in this valuation are based on the following:

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
April 3, 2003	7	57.6%	3.0%	0.1%
August 12, 2003	7	57.1	3.4	0.2
October 22, 2003	8	56.2	3.8	0.4
May 6, 2004	8	55.6	4.4	0.5
May 19, 2005	4	41.2	3.7	0.6
March 4, 2008	7	38.8	2.8	1.2
December 24, 2008 (a)	2	51.2	0.9	1.5
December 24, 2008 (a)	3	45.3	1.1	1.5
December 24, 2008 (a)	4	43.5	1.3	1.5
December 24, 2008 (a)	4	42.2	1.3	1.5
December 24, 2008 (a)	6	41.3	1.7	1.5

(a)	All option exercise prices were reduced by $2.00 at December 24, 2008 under the terms of the anti-dilution provisions of the Company’s 1999 Stock Incentive Plan, as a result of the $2.00 special cash dividend paid to stockholders on December 24, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of K•Swiss are authorized for issuance to employees or nonemployees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2008:

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders (1)	2,176,345	$9.37	884,137
Equity compensation plans not approved by security holders	—	—	—

Total	2,176,345	$9.37	884,137

(1)	Consists of securities remaining available for future issuance under the Company’s 1999 Stock Incentive Plan. In accordance with the terms of the Company’s 1999 Stock Incentive Plan, no securities can be issued under the plan after April 12, 2009.

BOARD OF DIRECTORS COMMITTEES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee (“Governance Committee”), which is available on K•Swiss’ website at www.k-swiss.com. The purpose of the Governance Committee, among other things, is to identify individuals qualified to become the directors elected by the holders of Class A Common Stock (consistent with criteria approved by the Board of Directors), recommend to the Board of Directors director candidates to be elected by the holders of Class A Common Stock for election at the annual meeting of stockholders, develop and recommend to the Board of Directors a set of corporate governance principles and perform a leadership role in shaping the Company’s corporate governance.

The Governance Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside counsel, experts and other advisors as the Governance Committee deems appropriate to assist it in the performance of its functions.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies of the directors to be elected by the holders of Class A Common Stock are anticipated, or otherwise arise, the Governance Committee considers various potential candidates to fill such vacancies. Candidates may come to the attention of the Governance Committee through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board of Directors considers properly submitted stockholder nominations for candidacy.

In evaluating such nominations, like all nominations, the Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with K•Swiss’

interests. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board of Director membership and should be addressed to the Corporate Governance and Nominating Committee, c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Stockholder nominations must be proposed in accordance with the Company’s Second Amended and Restated Bylaws. Following verification of the stockholder status of persons recommending candidates to the Governance Committee, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee.

Corporate Governance and Nominating Committee

Lawrence Feldman, Chairman

Stephen Fine

David Lewin

Dated: March 27, 2009

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 as required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, with management, and based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Stock Option Committee

Stephen Fine, Chairman

Lawrence Feldman

David Lewin

Dated: March 27, 2009

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

Currently, Messrs. Feldman, Fine and Lewin comprise the Compensation Committee and are “independent,” none of who have served as a present or former employee of the Company. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of another company that has one or more executive officers serving on the Company’s Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee, which is available on K•Swiss’ website at www.k-swiss.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors its independence from the Company and its management. The Audit Committee also considered whether the non-audit services provided by its independent auditors during the last fiscal year were compatible with maintaining the accounting firm’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Feldman, Chairman

Stephen Fine

Mark Louie

Dated: March 27, 2009

CODE OF ETHICS

The Company has adopted a “Code of Ethics,” which is applicable to the Company’s directors, the chief executive officer and senior financial officers, including the principal accounting officer. The Company has also adopted a “Code of Ethics” which is applicable to directors, officers and employees. Both “Codes of Ethics” are available on K•Swiss’ website at www.k-swiss.com. The Company intends to post amendments to or waivers under the Codes of Ethics at this location on its website. Upon written request, the Company will provide a copy of the “Codes of Ethics” free of charge. Requests should be directed to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary.

CERTAIN TRANSACTIONS

David Nichols, Executive Vice President, is the son of Steven Nichols, President, Chief Executive Officer and Chairman of the Board of Directors of the Company. David Nichols has held various other positions with the Company since joining the Company in November 1995, including Executive Vice President of K•Swiss Sales Corp., President of K•Swiss Europe BV and President of K•Swiss Direct Inc.

Steven Nichols is the Chairman of the Board, President and sole member of the 324 Foundation, a California nonprofit public benefit corporation, which makes contributions to Section 501(c)(3) educational and charitable organizations. George Powlick and David Nichols, are also directors of the 324 Foundation. K•Swiss Inc. contributed $150,000 to the 324 Foundation for each of the years ended December 31, 2007 and 2006. K•Swiss did not contribute to the 324 Foundation for the year ended December 31, 2008.

RELATED PARTY TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions and adopted, in February 2007, the Company’s “Related Party Transaction Policies and Procedures” (the “Policy”). The Board of Directors has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify (as applicable) any transaction with a related party in which the aggregate amount involved is expected to be less than $100,000. Pursuant to the Policy, a summary of each new transaction pre-approved by the Chairman of the Audit Committee is required to be provided to the Audit Committee for review at its next regularly scheduled meeting. Under the Policy, for transactions with a related party in which the aggregate amount involved is expected to exceed $100,000, the Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director is permitted to participate in any discussion or approval of a transaction for which the director is a related party, except that such director is required to provide all material information concerning the transaction to the Audit Committee. During fiscal year 2008, there were no related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file with the Securities and Exchange Commission and the Company reports of ownership and changes in beneficial ownership of their equity securities of the Company on Form 3, Form 4 and Form 5, as appropriate. Based solely upon the Company’s review of the information received, the Company believes that, during the year ended December 31, 2008, all persons complied with such filing requirements on a timely basis.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2010 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 8, 2009 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

In addition, the Company’s Second Amended and Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, if the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, the notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the first public announcement by the Company of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

The Annual Report of the Company for the year ended December 31, 2008, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on March 23, 2009. The Company will deliver only one Proxy Statement and accompanying Annual Report to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and accompanying Annual Report to a stockholder at a shared address to which a single copy of such documents are delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth below or at (818) 706-5100. Similarly, stockholders sharing an address who are receiving multiple copies of the Proxy Statement and accompanying Annual Report may request delivery of a single copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth below or at (818) 706-5100.

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary to receive a copy.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 7, 2009

Appendix A

K•Swiss Inc.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the K•Swiss Inc. 2009 Stock Incentive Plan (the “Plan”) is to advance the interests of K•Swiss Inc. (the “Company”) by stimulating the efforts of employees, officers, nonemployee directors and service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Administrator” means the Administrator of the Plan in accordance with Section 18.

(b)	“Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c)	“Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d)	“Board” means the board of directors of the Company.

(e)	“Change in Control” means (unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement) the consummation of any of the following:

(1)	any merger or consolidation of the Company other than a merger or consolidation in which the holders of voting securities of the Company immediately before the transaction own, directly or indirectly, immediately following such transaction, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from the transaction (or a parent company) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transactions;

(2)	the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary);

(3)	the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the combined voting power of the outstanding voting securities of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(4)	the dissolution or liquidation of the Company;

(5)	a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board; or

(6)	any other event specified by the Administrator, regardless of whether at the time an Award is granted or thereafter.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(g)	“Common Stock” means (unless otherwise specified herein) the Company’s Class A common stock, par value $.01, subject to adjustment as provided in Section 12.

(h)	“Company” means K•Swiss Inc., a Delaware corporation.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j)	“Excluded Person” means (1) the Company or any Subsidiary; or (2) any employee benefit plan of the Company.

(k)	“Fair Market Value” on a date means, unless the Administrator provides otherwise, the closing price for the Shares on the NASDAQ Stock Market for that date, or, if no Shares are traded on the NASDAQ Stock Market on the date in question, then for the next preceding date for which Shares are traded on the NASDAQ Stock Market or, if the Shares are at any time no longer traded on the NASDAQ Stock Market, the closing sales price at which the Shares are sold on such other exchange, listing, quotation or similar service, or, if no such closing sales price is available, such other method, consistent with Section 409A of the Code, as the Administrator may determine.

(l)	“Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(m)	“Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)	“Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(o)	“Nonemployee Director Option” means an Option granted to a Nonemployee Director.

(p)	“Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(r)	“Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(s)	“Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 14.

(t)	“Person” means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a “person” as that term is used under Section 13(d) or 14(d) of the Exchange Act.

(u)	“Plan” means the K•Swiss Inc. 2009 Stock Incentive Plan as set forth herein and as amended from time to time.

(v)	“Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(w)	“Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(x)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(y)	“Share” means a share of the Class A Common Stock, subject to adjustment as provided in Section 12.

(z)	“Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(aa)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(bb)	“Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding.

3.	Eligibility

Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board as of March 3, 2009, and it will become effective on April 12, 2009 (the “Effective Date”), subject to approval by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Effective Date, by the affirmative vote of the holders of a majority of the combined voting power of the outstanding voting securities of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a)	Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 3,000,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b)	Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement of an Award. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

(c)	Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,200,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 3,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2,000,000.

6.	Options

(a)	Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)	Price. The Administrator will establish the exercise price per Share under each Option; provided, however, that the exercise price per Share of any Incentive Stock Option or any other Option that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall not be less than the Fair Market Value of a Share on the date such Option is granted. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c)	No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options in exchange for other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

(d)	Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

(e)	Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

(f)	Nonemployee Director Options. Notwithstanding anything to the contrary in this Section 6, each Nonemployee Director Option shall expire upon the first to occur of the following: (i) twenty-four (24) months after the date upon which the Participant shall cease to be a director of the Company; or (ii) the tenth (10) anniversary of the grant date of such Nonemployee Director Option. All outstanding Nonemployee Director Options granted under this Plan shall become fully exercisable upon the first to occur of the following: (i) the date of stockholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company or by a company whose common equity holders immediately after such transaction consist only of persons who are holders of the common equity of the Company immediately before such transaction; (ii) the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; (iii) the dissolution or liquidation of the Company; or (iv) the sale of all or substantially all of the property and assets of the Company.

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator.

8.	Restricted Stock and Restricted Stock Units

(a)	Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical.

(b)	Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)	Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d)	Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e)	Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f)	Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9.	Incentive Bonuses

(a)	General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Administrator.

(b)	Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 14(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.	Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.	Adjustment of and Changes in the Stock

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property (other than regular, cash dividends)), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 5(a) and 5(c) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 5(a) and 5(c) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12 may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.	Effect of a Change in Control

Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator (which for purposes of the Change in Control described in Sections 2(e)(3) and 2(e)(4) shall be the Administrator as constituted prior to the occurrence of such Change in Control) may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, or portion thereof upon termination of the Participant’s employment following a Change in Control. In addition, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, and subject to Section 6(f), the Administrator may provide that any or all of the following shall occur in connection with a Change in Control: (i) the substitution for the Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (ii) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change in Control in an amount equal to the value of the consideration to be received by holders of Common Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, and/or (iii) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change in Control. Any actions or determinations of the Administrator pursuant to this Section 13 may, but need not be uniform as to all outstanding Awards, and the Administrator may, but need not treat all holders of outstanding Awards identically.

14.	Qualifying Performance-Based Compensation

(a)	General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b)

Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) product cost reduction through advanced technology, (xxiv) brand recognition/acceptance, (xxv) product ship targets, (xxvi) cost reductions, (xxvii) customer service and/or customer satisfaction or (xxviii) the sales of assets or subsidiaries. To the extent consistent with Section 162(m) of the Code, the Administrator (i) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

15.	Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 15, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

16.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

The Administrator may modify the provisions of the Plan or adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Administrator may also adopt sub-plans applicable to particular Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 5 and 19, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by applicable law (including the law of the foreign jurisdiction in which Participants participating in the sub-plan are located) or the NASDAQ Stock Market listing requirements.

17.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

18.	Administration of the Plan

(a)

Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation and Stock Option Committee of the Board or, in the absence of a Compensation and Stock Option Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under

Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation and Stock Option Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation and Stock Option Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Compensation and Stock Option Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation and Stock Option Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)	Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

(c)

Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award.

The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)	Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a)	increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)	reduce the exercise price of outstanding Options;

(c)	extend the term of this Plan;

(d)	change the class of persons eligible to be Participants;

(e)	otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ Stock Market listing requirements; or

(f)	increase the individual maximum limits in Section 5(c).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

24.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

PROXY	K-SWISS INC. Class A Common Stock Proxy for Annual Meeting of Stockholders, May 19, 2009	PROXY

The Proxy Statement and Annual Report to Stockholders are available at

www.k-swiss.com/cgi-bin/kswiss/store/company_reports.html

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 19, 2009 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2009 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 19, 2009, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1, 2 and 3 and according to the judgment of the proxies with respect to Item 4, unless otherwise specified.

(Continued and to be signed on reverse side.)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▼  DETACH PROXY CARD HERE  ▼

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

Nominees: Stephen Fine, Mark Louie
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)	To change your address, please mark this box.	☐
	To include any comments, please mark this box.	☐

*Exceptions

2.	ADOPTION, APPROVALAND RATIFICATION OF THE 2009 STOCK INCENTIVE PLAN

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2009

SCAN LINE

FOR	☐	AGAINST	☐	ABSTAIN	☐	Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here

PROXY	K-SWISS INC. Class B Common Stock Proxy for Annual Meeting of Stockholders, May 19, 2009	PROXY

The Proxy Statement and Annual Report to Stockholders are available at

www.k-swiss.com/cgi-bin/kswiss/store/company_reports.html

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 19, 2009 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2009 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 19, 2009, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1, 2 and 3 and according to the judgment of the proxies with respect to Item 4, unless otherwise specified.

(Continued and to be signed on reverse side.)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▼  DETACH PROXY CARD HERE  ▼

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.

Nominees: Steven Nichols, George Powlick, Lawrence Feldman
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)	To change your address, please mark this box.	☐
	To include any comments, please mark this box.	☐

*Exceptions

2.	ADOPTION, APPROVAL AND RATIFICATION OF THE 2009 STOCK INCENTIVE PLAN

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2009

SCAN LINE

FOR	☐	AGAINST	☐	ABSTAIN	☐	Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here